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                                  EXHIBIT 10.8

                                 AMENDMENT NO. 7
                                     TO THE
                         CANANDAIGUA WINE COMPANY, INC.
                 STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN

     Pursuant to Section 15 of the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan (the "Plan"), the Board of Directors hereby amends the Plan, effective upon the date hereof, as set forth below.

     Section 17 of the Plan is hereby amended and restated in its entirety as follows:

          17. ADMINISTRATION. The Plan shall be administered by the Committee as it may be constituted from time to time. The Committee shall consist of at least two members of the Board selected by the Board, all of whom shall be Disinterested Persons. A Disinterested Person for purposes of the Plan is one who is not, during the one-year period prior to service on the Committee, or during such service, granted or awarded equity securities pursuant to the Plan or pursuant to any other plan of the Company. Decisions of the Committee concerning the interpretation and construction of any provisions of the Plan or of any option or SAR granted pursuant to the Plan shall be final. The Committee may from time to time adopt rules and regulations for the administration of the Plan. Options and SARs awarded by the Committee under the Plan shall be deemed granted as of the date of the Committee action or such later date as may be specified by the Committee at the time of the award. The Company shall enter into stock option and/or SAR agreements with the individual to whom the award was granted setting forth the terms and conditions of the award. Subject to the
          express   provisions  of  the  Plan,  the  Committee  shall  have  the authority, in its discretion and without limitation: to determine the individuals to receive options and SARs, whether an option is intended to be an incentive stock option or a non-statutory stock option, the times when such individuals shall receive such options or SARs, the number of Shares to be subject to each option or SAR, the term of each option or SAR, the date when each option or SAR shall become exercisable, or when each SAR will mature, whether an option or SAR shall be exercisable or mature in whole or in part in installments, the form in which payment of an SAR will be made (i.e., cash, Shares, or any combination thereof), the number of Shares to be subject to each installment, the date each installment shall become exercisable or mature, the term of each installment and the option price of each
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          option,  to  accelerate  the date of  exercise of any option or SAR or installment thereof, and to make all other determinations necessary or advisable for administering the Plan.

     IN  WITNESS  WHEREOF,   Canandaigua  Wine  Company,  Inc.  has  caused  the
instrument to be executed as of March 8, 1996.



                                     CANANDAIGUA WINE COMPANY, INC.


                                     By:  /s/ Richard Sands
                                        ---------------------
                                           Richard Sands
                                     Its:  President









A:915DSS/sl